2025 TAYLOR DEVICES, INC. STOCK OPTION PLAN

1. PURPOSES OF THE PLAN

The purpose of the Taylor Devices, Inc. 2025 Stock Option Plan ("Plan") is to provide employees of the Company and its Subsidiaries with incentives and rewards to encourage them to enter into and continue employment with the Company and its Subsidiaries and to acquire a proprietary interest in the Company, while aligning employees’ interests with those of the Company’s shareholders. Accordingly, the Company will, from time to time during the term of the Plan, grant to such employees as may be selected in the manner provided in the Plan, options to purchase shares of Common Stock of the Company subject to the conditions provided in the Plan.  A further purpose of the Plan is to compensate non-employee Directors for their service and provide them with a stake in the market value of Company Common Stock.

2. DEFINITIONS

Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

(a) "Board of Directors" or "Board" means the Board of Directors of the Company.

(b) “Change in Control” means:

(i) Any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the total voting power of stock in the Company; provided, however, the following acquisitions shall not represent a Change in Control: (A) any acquisition by the Company of its own securities, or (B) any acquisition of securities in the Company by an employee benefit plan of the Company or a Subsidiary;

(ii) the consummation of a merger, amalgamation, consolidation or similar transaction involving the Company; or

(iii) the sale of all or substantially all of the Company’s assets.

(c) "Code" means the Internal Revenue Code of 1986, as amended.

(d) "Committee" means the Compensation Committee of the Company as described in Section 3 of the Plan.

(e) "Common Stock" means the common stock of the Company, $0.025 par value.

(f) "Company" means Taylor Devices, Inc., a New York corporation with its principal place of business at 90 Taylor Drive, North Tonawanda, New York.

(g) “Director” means a member of the Board.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) "Grant Date" as used with respect to a particular Option, means the date as of which such Option is granted by the Board or Committee pursuant to the Plan.

(j) "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option as described in Section 422 of the Code.

(k) "Non-Qualified Stock Option" means any Option granted under the Plan other than an Incentive Stock Option.

(l) "Option" means an option granted pursuant to Section 5 of the Plan to purchase shares of Common Stock and which shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.

(m) “Option Agreement” means a written or electronic agreement evidencing the grant of an Option under the Plan to an Optionee.

(n) "Optionee" means an individual to whom an Incentive Stock Option or a Non-Qualified Stock Option is granted pursuant to the Plan.

(o) "Permanent and Total Disability," as applied to an Optionee, means that the Optionee has (1) established to the satisfaction of the Company that the Optionee is unable, with or without reasonable accommodation, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, all within the meaning of Section 22(e)(3) of the Code, and (2) satisfied any requirement imposed by the Committee.

(p) "Plan" means the Taylor Devices, Inc. 2025 Stock Option Plan as set forth herein and as may be amended from time to time.

(q) “Prior Plan” means the 2022 Taylor Devices, Inc. Stock Option Plan, as the same may be amended from time to time.

(r) "Subsidiary" means any stock corporation of which a majority of the voting common or capital stock is owned, directly or indirectly, by the Company and any company designated as such by the Committee, but only during the period of such ownership or designation.

3. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Committee, which shall be composed of two or more Directors who are appointed by the Board of Directors and selected from those Directors who are not employees of the Company or a Subsidiary.  The Board may, from time to time, remove members from or add members to the Committee.  Vacancies on the Committee, howsoever caused, shall be filled by the Board.  The Board shall select one of the Committee's members as Chairman.  The Committee shall hold meetings at such times and places as it may determine, subject to such rules as to procedures not inconsistent with the provisions of the Plan as are prescribed by the Board, set forth in the Company's By-laws as applicable to the Executive Committee, and as prescribed by the Committee itself.  A majority of the authorized number of members of the Committee shall constitute a quorum for the transaction of business.  Acts reduced to or approved in writing by a majority of the members of the Committee then serving shall be valid acts of the Committee.

(b) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan.  Without any amendment to the Plan, the Committee, in its absolute discretion, may (i) accelerate the date on which an Option becomes vested or exercisable, (ii) extend the period an Optionee may exercise an Option following his or her termination of employment or service with the Company or any Subsidiary, or (iii) subject to the terms of the Plan, otherwise adjust the terms of any Option. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Optionees and any person claiming under or through an Optionee unless otherwise determined by the Board.

(c) Any determination, decision, or action of the Committee provided for in the Plan may be made or taken by action of the Board, if it so determines, with the same force and effect as if such determination, decision, or action had been made or taken by the Committee.  No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Option granted under the Plan.  The fact that a member of the Board who is not then a member of the Committee shall at the time be, or shall theretofore have been, or thereafter may be a person who has received or is eligible to receive an Option shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor or against any amendment or repeal of the Plan, provided that such vote shall be in accordance with the recommendations of the Committee.

4.STOCK SUBJECT TO THE PLAN

(a) The Common Stock to be issued or transferred under the Plan will be the Company's Common Stock which will be made available, at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market.

(b) Subject to adjustment under Section 14, the aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 316,200 shares, less one share for each share of Common Stock granted under the Prior Plan after May 31, 2025. All of these shares of Common Stock may be issued upon the exercise of Incentive Stock Options. In the event that any outstanding Option under the Plan (or, for periods after May 31, 2025, an option under the Prior Plan) for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option (or such option under the Prior Plan) may again be made subject to an Option under the Plan. Any shares of Common Stock that are withheld in satisfaction of the purchase price for an Option (or any option under the Prior Plan) or any tax withholding obligations in respect of an Option (or any option under the Prior Plan) shall not be available for further grants under the Plan.

5. GRANT OF THE OPTIONS

(a) Directors

Subject to adjustment under Section 14, on April 18th of each year, commencing April 18, 2026, Incentive Stock Options to purchase 7,000 shares of Common Stock shall be granted annually to each of those persons who are then employee Directors of the Company; Non-Qualified Stock Options to purchase 7,000 shares of Common Stock shall be granted annually to each of those persons who are then non-employee Directors of the Company.  If the grant of any Incentive Stock Options under the preceding sentence would exceed the limitation under Section 9(f), then any such Options (or portion thereof) that may not represent Incentive Stock Options due to such limitation shall be treated as Non-Qualified Stock Options. Except as set forth in an Option Agreement, each such Option shall vest and be exercisable immediately upon grant and, subject to Section 9(a), shall expire upon the date 10 years thereafter.  Notwithstanding any of the provisions of the Plan to the contrary, no additional Options may be granted to Directors absent an amendment to the Plan in accordance with Section 13, which amendment must be approved by the shareholders.  If the Chief Executive Officer of the Company determines in his or her sole discretion that on such date the Company is in possession of material non-public information concerning its business, such grant shall be delayed until the third day following publication of such information or the date of an event which renders such information immaterial.

(b) Other Employees

The Committee may, from time to time, subject to the provisions of the Plan, grant Options to employees of the Company or of a Subsidiary who are not Directors to purchase shares of Common Stock allotted in accordance with Section 4 of the Plan.  The Committee may designate any Option granted as either an Incentive Stock Option or a Non-Qualified Stock Option, or the Committee may designate a portion of the Option as an Incentive Stock Option and the remaining portion as a Non-Qualified Stock Option. In the absence of any such designation, an Option will be a Non-Qualified Stock Option.

6. OPTION PRICE

The purchase price per share of any Option granted under the Plan shall be 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of the fair market value in the case of an Incentive Stock Option granted to an individual described in subsection 7(b) of the Plan.  Notwithstanding the foregoing, the purchase price per share of any Option granted under the Plan may be less than that set forth in the preceding sentence where the Option is being granted in substitution or replacement for a prior option in connection with a merger, consolidation, acquisition of property or stock, or reorganization and the substitution or replacement complies with Sections 409A and 424 of the Code, as applicable. For purposes of the Plan, the fair market value of a share of Common Stock shall be the arithmetic mean of the high and low prices for a share of Common Stock as quoted by the National Association of Securities Dealers Automated Quotation System for the day of the grant; if there is only one price quoted for the day of grant, then the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price.  In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the Option is granted shall be determined by the Committee or by the Board in a manner intended to be compliant with Section 409A of the Code. The purchase price shall be subject to adjustment only as provided in Section 14 of the Plan.

7. ELIGIBILITY OF OPTIONEES

(a) Options shall be granted only to persons who either are employees or non-employee Directors of the Company or of a Subsidiary as determined by the Committee at the time of the grant, provided that an Incentive Stock Option may only be granted to an individual who is an employee of the Company or any Subsidiary on the date the Option is granted.

(b) Any other provision of the Plan notwithstanding, an individual who owns more than ten percent of the total combined voting power of outstanding Common Stock of the Company or any outstanding stock in a Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless the special requirements set forth in sections 6 and 9(a) of the Plan are satisfied.  For purposes of this subsection (b), in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors, and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.  Stock with respect to which such individual holds an Option shall not be counted.  Outstanding stock shall include all stock actually issued and outstanding immediately after the grant of the option.  Outstanding stock shall not include shares authorized for issue under outstanding Options held by the Optionee or by another person.

(c) Subject to the terms, provisions, and conditions of the Plan and subject to review by the Board, the Committee shall have exclusive jurisdiction to (1) select the employees to be granted Options (it being understood that more than one Option may be granted to the same person), (2) determine the number of shares subject to each Option, (3) determine the date or dates when Options will be granted, (4) determine the purchase price of the shares subject to each Option in accordance with Section 6 of the Plan, (5) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Section 9 of the Plan, (6) determine whether or not an option constitutes an Incentive Stock Option, and (7) prescribe the form, which will be consistent with the Plan, of the Option Agreement evidencing any Options granted under the Plan.

(d) Neither anything contained in the Plan or in any document under the Plan nor the grant of any Option under the Plan shall confer upon any Optionee any right to continue in the employ or service of the Company or of any Subsidiary or limit in any respect the right of the Company or any Subsidiary to terminate the Optionee's employment or service at any time and for any reason.

8. NON-TRANSFERABILITY

No Option granted under the Plan shall be assignable or transferable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of an Optionee, the Option shall be exercisable only by such Optionee.

9. TERM AND EXERCISE OF OPTIONS

(a) Each Option granted under the Plan shall be evidenced by an Option Agreement. Each Option shall terminate on the date determined by the Committee and specified in the Option Agreement, provided that each Option shall terminate not later than ten years after the Grant Date.  However, any Option designated as an Incentive Stock Option granted to a more than ten percent shareholder shall terminate not later than five years after the Grant Date.  The Committee, at its discretion, may provide further limitations on the exercisability of Options granted under the Plan.  An Option may be exercised only during the continuance of the Optionee's employment or service, except as provided in Section 10 of the Plan.

(b) A person electing to exercise an Option shall give written notice to the Company, in such form as the Committee shall have prescribed or approved, of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of any shares he or she has elected to purchase.  Payment for shares of Common Stock purchased upon the exercise of an Option must be made on the effective date of the exercise by one or a combination of the following methods: (i) in cash, by personal check, certified check, bank cashier’s check or electronic funds transfer; (ii) subject to the approval of the Committee, by the Optionee tendering shares of Common Stock valued as provided in Section 6 of the Plan on the effective date of the exercise; (iii) subject to the approval of the Committee, by electing to allow the Company to retain the number of shares of Common Stock equal in value, as determined in Section 6 of the Plan, to the amount of the purchase price; (iv) by means of a broker assisted cashless exercise procedure complying with applicable law; or (v) by such other provision as the Committee may, from time to time, authorize.  However, if an Optionee pays the Option exercise price of a Non-Qualified Stock Option in whole or in part in the form of unrestricted Common Stock already owned by the Optionee, the Company may require that the Optionee have owned the stock for a period of time that would not cause the exercise to create a charge to the Company earnings.  Such provisions may be used by the Company to prevent a pyramid exercise.

(c) As conditions to exercising an Option, the Optionee must (1) arrange to pay the Company any amount required to be withheld under any tax law on the account of the exercise, and (2) in the case of an Incentive Stock Option, agree to notify the Company of any disqualifying disposition (as defined in Section 421 of the Code) of the Common Stock acquired upon the exercise and agree to pay the Company any amount required to be withheld under any tax law on account of the disposition.  Any payment on account of withholding taxes shall be made in a form acceptable to the Committee.

(d) An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date the stock certificate is issued evidencing ownership of the shares.  No adjustment shall be made for dividends (ordinary or extraordinary) whether in cash, securities, or other property, or distributions or other rights for which the record date is prior to the date such Stock Certificate is issued, except as provided in Section 14 of the Plan.

(e) An Optionee may, in accordance with other provisions of the Plan, elect to exercise Options in any order, notwithstanding the fact that Options granted to him or her prior to the grant of the Options selected for exercise are unexpired.

(f) To the extent that the aggregate fair market value (determined as of the Grant Date) of Common Stock with respect to which Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which granted) shall be treated as Non-Qualified Stock Options.

10. TERMINATION OF EMPLOYMENT

If an Optionee’s employment or service with the Company and/or its Subsidiaries terminates, any Option granted to him or her under the Plan shall terminate as provided in the applicable Option Agreement or as the Committee may determine, and if not so provided or determined, then (x) the unvested portion of the Option shall be automatically forfeited and terminate on the date the Optionee severs employment, and (y) the vested portion of the Option shall terminate as follows:

(a) The vested portion of an Option held by an Optionee whose employment or service terminates due to becoming Permanently and Totally Disabled shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, upon its expiration date;

(b) The vested portion of an Option held by an Optionee whose employment or service terminates due to death or who dies within three months after termination of employment or service (to the extent not previously terminated prior to the Optionee’s death) shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, within one year from the date the Optionee's death, and the Option shall be exercisable within such period of one year by the executor or administrator of the Optionee's estate or by the person to whom the Optionee shall have transferred such right by last will and testament or by the laws of descent or distribution;

(c) An Incentive Stock Option or a Non-Qualified Stock Option held by an Optionee whose employment or service terminates for cause, as determined by the Committee, shall expire immediately upon the date of termination unless some other expiration date is fixed by the Committee; and

(d) The vested portion of an Option held by an Optionee whose employment or service terminates for any reason other than those specified in subsection (a), (b), or (c) above shall expire (i) in the case of an Incentive Stock Option, three months after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, unless another date is fixed by the Committee, eighteen months after the date of termination.

The foregoing notwithstanding, no Option shall be exercisable after its expiration date.

Whether an authorized leave of absence or an absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final, conclusive, and binding upon the affected Optionee and any person claiming under or through such Optionee.  Termination of employment with any Subsidiary in order to accept employment with another Subsidiary or while remaining an employee of the Company or of any of its Subsidiaries shall not be a termination of employment for the purposes of this Section 10.

11. NO REPRICING

The Committee shall not without the approval of the Company’s shareholders: (i) except as set forth in Section 14, amend the terms of an outstanding Option to reduce the purchase price of the Option, (ii) cancel an outstanding Option in exchange for cash or an Option with a purchase price that is less than the purchase price of the original Option (except in connection with a Change in Control as described in Section 15), (iii) cause the Company to repurchase any Option for value (in cash, substitutions, cash buyouts, or otherwise) from an Optionee if the current fair market value of a share of Common Stock underlying the Option is lower than the purchase price per share of the Option, or (iv) take any other action that is treated as a repricing under generally accepted accounting principles. This Section 11 may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.

12. PERIOD IN WHICH GRANTS MAY BE MADE

Options may be granted pursuant to the Plan and at any time on or before October 17, 2030.

13. AMENDMENT OR TERMINATION OF THE PLAN

The Board may at any time terminate, modify, or suspend the Plan, provided that, without the approval of the shareholders of the Company, no amendment or modification shall be made by the Board which (a) increases the maximum number of shares as to which Options may be granted under the Plan; (b) alters the method by which the Option price is determined; (c) extends any Option for a period of longer than ten years after the date of the grant; (d) materially modifies the requirements as to eligibility for participation in the Plan; (e) alters or repeals Section 11, or (f) alters this Section 13 so as to defeat its purpose.  Further, no amendment, modification, or suspension, or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

14. CHANGES IN CAPITALIZATION

(a) In the event that the Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock shall be increased through the payment of a stock dividend, then subject to the provisions of the subsection (c) below, there shall be substituted for or added to each share of Common Stock which was theretofore appropriated or which thereafter may become subject to an Option under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding Options shall also be appropriately amended as to the price and other terms as may be necessary to reflect the foregoing events.  The maximum number of shares of Common Stock upon which Options and Incentive Stock Options may be granted, as provided in Section 5(a) of the Plan, shall be adjusted proportionately to reflect any of the foregoing events.

(b) If there shall be any other change in the number or kind of outstanding shares of stock of the Company, or any stock or other securities into which such stock shall have been changed, or for which it shall be exchanged, and if the Board or the Committee, as the case may be, shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted, or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

(c) Fractional shares resulting from any adjustment in Options pursuant to this Section 14 may be settled as the Board or the Committee, as the case may be, shall determine.

(d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.  Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted.

(e) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business assets.

15. CHANGE IN CONTROL

Notwithstanding any other provision of the Plan (including Section 14), in the event of a Change in Control, the Committee, in its absolute discretion, may take any one or more of the actions set forth in this Section 15 with respect to any Options outstanding at the time of the Change in Control. The Committee’s determination under this Section 15 shall be final and binding on all parties. Any determination by the Committee need not treat all Options (or all portions of an Option) in an identical manner.

(a) Continuation of an Option by the Company (if the Company is the surviving corporation);

(b)Assumption of an Option by the surviving corporation or its parent in a manner that complies with Sections 409A and 424 of the Code, as applicable;

(c) Substitution by the surviving corporation or its parent of a new option for an Option in a manner that complies with Sections 409A and 424 of the Code, as applicable;

(d) Suspension of an Optionee’s right to exercise an Option during a limited period of time preceding the closing of the Change in Control if such suspension is administratively necessary or helpful to permit or facilitate the closing of the Change in Control;

(e) Cancellation of an Option in exchange for a payment equal to the number of shares of Common Stock subject to the vested portion of the Option, times the excess of (i) the value, as determined by the Committee in its absolute discretion, of the cash, property or other consideration to be received by the holder of a share of Common Stock as a result of the Change in Control, over (B) the per-share purchase price applicable to such Option (such excess, the “Spread”). Such payment may be made in the form of cash, cash equivalents, securities of the surviving corporation or its parent, or other consideration payable in connection with the Change in Control, or a combination thereof having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement with respect to the Change in Control may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of shares of Common Stock. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee; or

(f) Cancellation of an Option without the payment of any consideration; provided that the Optionee shall be notified of such treatment and given a reasonable opportunity to exercise the Option (to the extent the Option is currently vested and exercisable or becomes vested and exercisable in connection with the Change in Control) before the Change in Control.

16. LISTING AND REGISTRATION OF SHARES

(a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board or the Committee, as the case may be, shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the issue of shares thereunder unless such listing, registration, qualification, consent, or approval shall have been affected or obtained free of any conditions not acceptable to the Board.

(b) If a registration statement under the Securities Act of 1933 with respect to shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their disposition, and the Company may place upon any stock certificate for shares issuable upon exercise of such Option such legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 or any other applicable law.

17. CLAWBACK

Notwithstanding any other provisions in this Plan, any Option (or the proceeds thereof) that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). All Options granted under the Plan will be subject to the Company’s Recovery of Erroneously Awarded Compensation Policy, as amended from time to time.

18. CODE SECTION 409A COMPLIANCE

All Options granted under this Plan are intended to be exempt from Section 409A of the Code and the Plan and any Option Agreement shall be construed accordingly. However, the Company will not be liable to any Optionee or beneficiary with respect to any adverse tax consequences arising under Section 409A or other provision of the Code.

19. UNCERTIFICATED SHARES

In respect of any reference in the Plan providing for issuance of stock certificates to reflect the transfer of shares of Common Stock, the transfer of such shares of Common Stock may be accomplished on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20. EFFECTIVE DATE OF PLAN

Subject to the approval of the shareholders of the Company at the 2025 Annual Meeting of Shareholders, the Plan shall be effective as of October 17, 2025.